UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 4, 2014
Date of Report (date of earliest event reported)

Nanometrics Incorporated
(Exact name of Registrant as specified in charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1550 Buckeye Drive, Milpitas, California 95035
(Address of principal executive offices)
Registrant's telephone number, including area code: (408) 545-6000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2014, Nanometrics Incorporated, announced that Jeffrey Andreson would be joining the company as Chief Financial Officer of the company, effective September 22, 2014. Mr. Andreson will serve as Nanometrics’ principal financial and accounting officer.

Mr. Andreson, age 53, was the Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary of Intevac, Inc. from August 2007 to September 2014, and in that role he was responsible for finance, information services and legal. From June to August 2007, Mr. Andreson held the position of Executive Vice President, Finance at Intevac. Prior to joining Intevac, Mr. Andreson spent 12 years with Applied Materials in various controllership positions within the company, most recently as Managing Director, Controller of the $2B Applied Global Services product group. From 1989 through 1995, Mr. Andreson held various financial management roles at Measurex Corporation. Mr. Andreson holds an M.B.A. from Santa Clara University and a B.S. in Finance from San Jose State University.

Mr. Andreson will have a starting annual salary of $330,000. Mr. Andreson is eligible to earn a bonus of up to $75,000, subject to meeting certain objectives approved by the Compensation Committee. Beginning in 2015, he will be eligible to participate in the Executive Performance Bonus Plan with a target bonus opportunity set at 55% of base salary.

Subject to Compensation Committee approval, Mr. Andreson will receive 40,000 restricted stock units which will vest annually in three equal installments. Mr. Andreson will be eligible to participate in the Supplemental Executive Health Care program which provides reimbursement of out-of-pocket health expenses on a taxable basis. In addition, Nanometrics and Mr. Andreson will enter into Nanometrics' standard form of indemnification agreement.

Nanometrics has also entered in to a severance and change of control agreement with Mr. Andreson that provides in the event Mr. Andreson’s employment is terminated by Nanometrics without cause within his first year of employment, the company will pay him one year salary. In the event that within twelve months of a change of control of Nanometrics, Mr. Andreson’s employment is terminated without Cause or For Good Reason (as defined in the severance and change of control agreement), Nanometrics will pay Mr. Andreson one year’s pay, one year’s COBRA premiums and accelerate the vesting of all unvested equity awards.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2014	NANOMETRICS INCORPORATED

/S/ Nancy E. Egan
Nancy E. Egan General Counsel and Secretary
Duly Authorized Officer